EXHIBIT 10.1
Amendment No. 10
to Amended and Restated Credit Agreement
This Amendment No. 10 to Amended and Restated Credit Agreement is dated as of September 9, 2020 (this “Agreement”), and is among the Persons identified on the signature pages hereof as Lenders (which Persons constitute, as applicable, the Required Lenders, the Supermajority Lenders, and all of the Lenders directly affected by the applicable consents and amendments to be effected by this Agreement), Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as agent for the Lenders (Wells Fargo, in that capacity, “Agent”), PacVan, Inc., an Indiana corporation (“PacVan”), Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”), GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”), and Southern Frac, LLC, a Texas limited liability company (“Southern Frac” and, together with PacVan, Lone Star, and GFNRC, each a “Borrower”).
The Lenders, Agent, and Borrowers are party to an Amended and Restated Credit Agreement dated as of April 7, 2014 (as amended, restated, supplemented, or otherwise modified before the date of this Agreement, the “Credit Agreement”).
The parties desire to modify the Credit Agreement in certain respects.
The parties therefore agree as follows:
1.
Definitions. Defined terms used but not defined in this Agreement are as defined in the Credit Agreement.
2.
Limited Consent and Acknowledgment (FY2020 Audit).
(a)
Borrowers have informed Agent that Borrowers expect that the audited financial statements to be delivered to Agent with respect to the fiscal year of Borrowers ending June 30, 2020 (collectively, the “FY2020 Audit”), will include an explanatory paragraph concerning the ability of Borrowers to continue as a going concern and relating to the GFC 2021 Notes that is identical or substantially similar to the following (the “Subject Explanation”):
Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, there is a level of uncertainty about the Company’s ability to successfully refinance or satisfy the Senior Notes prior to March 24, 2021 and not securing alternative financing.  This conditions raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(b)
Borrowers acknowledge that if the FY2020 Audit includes the Subject Explanation, then the FY2020 Audit would not satisfy the requirements under Section 5.1 of the Credit Agreement and part (d) of Schedule 5.1 to the Credit Agreement to deliver to Agent certain financial statements for the fiscal year of Borrowers ending June 30, 2020, that are audited by independent certified public accountants reasonably acceptable to Agent and certified, without any “going concern” or like qualification or exception, by such accountants to have been prepared in accordance with GAAP. Borrowers therefore have requested that Agent and the Required Lenders consent to the delivery of a FY2020 Audit that includes the Subject Explanation.
(c)
Borrowers hereby represent to Agent and the Lenders that, as of the date of this Agreement, GFC is actively seeking to effect a GFC 2021 Notes Refinancing Transaction and expects to effect a GFC 2021 Notes Refinancing Transaction before January 1, 2021.
(d)
Subject to the other terms of this Agreement, Agent and the Required Lenders hereby  consent to the delivery of a FY2020 Audit that includes the Subject Explanation; and  acknowledge that the delivery to Agent, no later than the date required under Section 5.1 of the Credit Agreement with respect to the fiscal year of Borrowers ending June 30, 2020, of a FY2020 Audit that includes the Subject Explanation but otherwise satisfies the requirements under Section 5.1 of the Credit Agreement and part (d) of Schedule 5.1 to the Credit Agreement with respect to that fiscal year will be deemed to satisfy those requirements with respect to that fiscal year.
(e)
The limited consents and acknowledgments set forth in this Section 2 do not affect the continued legality, validity, and binding effect of the Credit Agreement and the other Loan Documents. The Credit Agreement and other Loan Documents continue to be fully enforceable in each case, except as expressly provided in this Agreement. The limited consents and acknowledgments set forth in this Section 2 are specifically limited in time and scope as described above and do not extend or apply to any other event, occurrence, or circumstances in existence as of the date of this Agreement or arising after the date of this Agreement. In addition, the limited consents and acknowledgments set forth in this Section 2 do not constitute or establish (and are not to be deemed to constitute or establish) a custom or a practice on the part of Agent or any Lender and do not prejudice any rights of Agent or any Lender in respect of any other departure from the terms of the Credit Agreement or any other Loan Document.
3.
Amendments to Credit Agreement.
(a)
Section 2.1(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

“
(c)
Anything to the contrary in this Section 2.1 notwithstanding, but subject to the other terms of this Section 2.1(c), Agent shall have the right (but not the obligation), in the exercise of its Permitted Discretion, to establish and increase or decrease Receivable Reserves, Inventory Reserves, Bank Product Reserves, Real Property Reserves, and other Reserves against the Borrowing Base, any Borrowing Base (Individual), the Maximum Other Tank Sublimit Amount, the Maximum Real Property Sublimit Amount, and/or the Maximum Revolver Amount; provided, that except at the instruction of the Required Lenders, Agent (A) shall establish Bank Product Reserves in respect of all Bank Products then provided or outstanding other than Cash Management Services (based upon the Bank Product Providers’ determination of the liabilities and obligations of each Borrower and its Subsidiaries in respect of the applicable Bank Product Obligations), and (B) shall have the obligation to impose such Bank Product Reserves, if any, against the Maximum Revolver Amount. The amount of any Receivable Reserve, Inventory Reserve, Bank Product Reserve, Real Property Reserve, or other Reserve established by Agent shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve and shall not be duplicative of any other reserve established and currently maintained.”
(b)
Section 4.23 of the Credit Agreement is hereby amended as follows:
(1)
by amending the heading to read in its entirety as follows: “Eligible Inventory; Eligible Southern Frac Raw Materials Inventory; Eligible Southern Frac Tanks; Eligible Other Tanks” and
(2)
by inserting the following new Section 4.23(d) after Section 4.23(c) and before Section 4.24:
“
(d)
As to each Other Tank that is identified by Borrowers as an Eligible Other Tank in a Borrowing Base Certificate submitted to Agent, such Other Tank is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Other Tanks.”
(c)
The definition of “Borrowing Base” in Schedule 1.1 to the Credit Agreement is hereby amended as follows:
(1)
by replacing the word “minus” at the end of clause (j) with “plus”;
(2)
by renumbering existing clause (k) as a new clause (l); and
(3)
by inserting the following new clause (k) after amended clause (j) and before renumbered clause (l):
“
(k)
the lesser of
(i)
the Maximum Other Tank Sublimit Amount at such time, and
(ii)
the product of 85%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Eligible Other Tanks (such determination may be made as to different categories of such Eligible Other Tanks based upon the Net Recovery Percentage applicable to such categories) at such time, minus”

(d)
The definition of “Eligible Fleet Inventory” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:
“
“Eligible Fleet Inventory” means Inventory of a Borrower or a Qualified Subsidiary Guarantor (other than Southern Frac) that qualifies as Eligible Inventory and consists of Rental Fleet Inventory or Other Fleet Inventory (other than Other Tanks).”
(e)
The definition of “LIBOR Rate” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:
“
“LIBOR Rate” means the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with this Agreement (and, if any such published rate is below 0.50%, then the rate determined pursuant to this definition shall be deemed to be 0.50%). Each determination of the LIBOR Rate shall be made by Agent and shall be conclusive in the absence of manifest error.”
(f)
The definition of “Rental Fleet Utilization Ratio” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:
“
“Rental Fleet Utilization Ratio” means, with respect to any period, the ratio of (a) the aggregate appraised value of all Rental Fleet Inventory of the Borrowers and their Subsidiaries that is then subject to a valid, current Rental Fleet Inventory Lease between a Borrower or any of its Subsidiaries and an Account Debtor that is not an Affiliate of any Borrower or of any Subsidiary of any Borrower or a Person controlled by any such Affiliate, to (b) the aggregate appraised value of Rental Fleet Inventory of Borrowers and their Subsidiaries. For purposes of the Rental Fleet Utilization Ratio, the appraised value of Rental Fleet Inventory will be determined by reference to the most recent applicable appraisal of Inventory received by Agent from an appraisal company selected by Agent.”
(g)
Schedule 1.1 to the Credit Agreement is hereby further amended by inserting each of the following new definitions in appropriate alphanumeric order:
“
“Eligible Other Tanks” means Other Tanks that qualify as Eligible Inventory.
“Maximum Other Tank Sublimit Amount” means $27,800,000; provided, that such amount shall be permanently reduced by an amount equal to $500,000 on October 1, 2020, and on the first day of each fiscal quarter ending thereafter.
“Other Tank” means a completed frac tank or portable liquid storage tank that constitutes Inventory of a Borrower and its Subsidiaries (other than Southern Frac) held for sale or lease in the ordinary course of the Loan Parties’ business.”

(h)
The parties hereby acknowledge  that, due a scrivener’s error, the Fee Letter has been inaccurately described in the Credit Agreement as of and from the Amendment No. 8 Effective Date;  that, in accordance with its terms, the supplemental fee letter described in Section 6(1)(D) of Amendment No. 8 was delivered in addition to, and did not amend, restate, replace, or otherwise modify, the “Fee Letter” under and as defined in the Credit Agreement as in effect immediately before giving effect to Amendment No. 8;  that, as of and from the Amendment No. 6 Effective Date, the Fee Letter has been that certain fee letter, dated as of the Amendment No. 6 Effective Date, among Borrowers and Agent; and to correct that scrivener’s error, the definition of “Fee Letter” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows effective as of the Amendment No. 8 Effective Date:
“
“Fee Letter” means, effective as of and from the Amendment No. 6 Effective Date, that certain fee letter, dated as of the Amendment No. 6 Effective Date, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.”
4.
Fees.
(a)
In connection with this Agreement, Borrowers shall pay to Agent the fees set forth in the supplemental fee letters described in Sections 6(1)(C) and 6(1)(D) below that are due and payable on or before the effective date of this Agreement.
(b)
Each fee described in this Section 4 is due and payable on or before the execution of this Agreement by Borrowers. Each such fee will be deemed to be fully earned on the date of this Agreement and will be non-refundable when paid.
5.
Representations. To induce Agent and the Lenders to enter into this Agreement, each Borrower hereby represents to Agent and the Lenders as follows:
(1)
that that Borrower is duly authorized to execute and deliver this Agreement and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended by this Agreement, and to perform its obligations under the Credit Agreement, as amended by this Agreement;
(2)
that the execution and delivery of this Agreement and the performance by that Borrower of its obligations under the Credit Agreement, as amended by this Agreement, do not and will not conflict with any provision of law or of the Governing Documents of that Borrower or of any agreement binding upon that Borrower;
(3)
that the Credit Agreement, as amended by this Agreement, is a legal, valid, and binding obligation of that Borrower, enforceable against that Borrower in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;
(4)
that the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Agreement, are true and correct in all material respects (but if any representation or warranty is by its terms qualified by concepts of materiality, that representation or warranty is true and correct in all respects), in each case with the same effect as if such representations and warranties had been made on the date of this Agreement, with the exception that all references to the financial statements mean the financial statements most recently delivered to Agent except for such changes as are specifically permitted under the Credit Agreement and except to the extent that any such representation or warranty expressly relates to an earlier date;

(5)
that that Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended by this Agreement, including those set forth in Section 5, Section 6, and Section 7 of the Credit Agreement; and
(6)
that as of the date of this Agreement, no Default or Event of Default has occurred and is continuing.
6.
Conditions. The effectiveness of this Agreement is subject to satisfaction of the following conditions:
(1)
that Agent has received the following documents:
(A)
this Agreement executed by Agent, the Lenders, and Borrowers;
(B)
a Guarantor Acknowledgment in the form attached to this Agreement, executed by each Guarantor;
(C)
a supplemental Agent fee letter, in form and substance reasonably satisfactory to Agent, executed by each applicable Person;
(D)
a supplemental Lender fee letter, in form and substance reasonably satisfactory to Agent, executed by each applicable Person; and
(E)
copies (executed or certified, as appropriate) of all other legal documents or minutes of proceedings taken in connection with the execution and delivery of this Agreement to the extent Agent or its counsel reasonably requests;
(2)
that Borrowers have paid all fees and expenses required to be paid by Borrowers on the date of this Agreement under this Agreement, the Credit Agreement, or the other Loan Documents (including, without limitation, all reasonable documented costs and expenses (including reasonable documented attorneys’ fees and due diligence expenses) incurred by Agent in structuring, drafting, and reviewing this Agreement and the other Loan Documents delivered in connection with this Agreement); and
(3)
that all legal matters incident to the execution and delivery of this Agreement are satisfactory to Agent and its counsel.
7.
Release. Each Loan Party hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against Agent or any Lender arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement. Each Loan Party hereby further covenants and agrees not to sue Agent or any Lender or assert any claims, defenses, demands, actions, or liabilities against Agent or any Lender which occurred prior to or as of the date of this Agreement arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement.

8.
Miscellaneous.
(a)
This Agreement is governed by, and is to be construed in accordance with, the laws of the State of Illinois. Each provision of this Agreement is severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
(b)
This Agreement binds Agent, the Lenders, and Borrowers and their respective successors and assigns, and will inure to the benefit of Agent, the Lenders, and Borrowers and the successors and assigns of Agent and each Lender.
(c)
Except as specifically modified or amended by the terms of this Agreement, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference in this Agreement and in all respects continue in full force and effect. Each Borrower, by execution of this Agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement and the other Loan Documents.
(d)
Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, will be deemed to refer to the Credit Agreement, as amended by this Agreement.
(e)
This Agreement is a Loan Document. Each Borrower acknowledges that Agent’s reasonable costs and outofpocket expenses (including reasonable attorneys’ fees) incurred in drafting this Agreement and in amending the Loan Documents as provided in this Agreement constitute Lender Group Expenses.
(f)
The parties may sign this Agreement in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument.
[Signature pages to follow]

The parties are signing this Amendment No. 10 to Amended and Restated Credit Agreement as of the date stated in the introductory clause.

PAC-VAN, INC., as a Borrower
By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title:	Secretary

LONE STAR TANK RENTAL, INC. as a Borrower		gfn realTy company, llc, as a Borrower
By:	/s/ Christopher A. Wilson	By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson	Name:	Christopher A. Wilson
Title:	Secretary	Title:	Secretary

SOUTHERN FRAC, LLC, as a Borrower
By:	GFN Manufacturing Corporation,
a Delaware corporation, as Manager

By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title:	Secretary

Signature page to Amendment No. 10 to Amended and Restated Credit Agreement (Pac-Van)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender
By:	/s/ Brian Hynds
Name:	Brian Hynds
Its Authorized Signatory

Signature page to Amendment No. 10 to Amended and Restated Credit Agreement (Pac-Van)

EAST WEST BANK, as a Lender
By:	/s/ Robert C. Alexander
Name:	Robert C. Alexander
Its Authorized Signatory

Signature page to Amendment No. 10 to Amended and Restated Credit Agreement (Pac-Van)

CIT BANK, N.A., f/k/a OneWest Bank N.A., successor in interest to OneWest Bank, FSB, as a Lender
By:	/s/ Anthony Masci
Name:	Anthony Masci
Its Authorized Signatory

Signature page to Amendment No. 10 to Amended and Restated Credit Agreement (Pac-Van)

CIBC BANK USA, as a Lender
By:	/s/ Scott Dvornik
Name:	Scott Dvornik
Its Authorized Signatory

Signature page to Amendment No. 10 to Amended and Restated Credit Agreement (Pac-Van)

KEYBANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Nadine M. Eames
Name:	Nadine M. Eames
Its: Vice President

Signature page to Amendment No. 10 to Amended and Restated Credit Agreement (Pac-Van)

BANK HAPOALIM B.M., as a Lender
By:	/s/ Maxine Levy
Name:	Maxine Levy, SVP
Its Authorized Signatory

By:	/s/ Victor Liu
Name:	Victor Liu, FVP
Its Authorized Signatory

Signature page to Amendment No. 10 to Amended and Restated Credit Agreement (Pac-Van)

ASSOCIATED BANK, N.A., as a Lender
By:	/s/ Stacy L. Keinz
Name:	Jason Ward
Its Authorized Signatory

Signature page to Amendment No. 10 to Amended and Restated Credit Agreement (Pac-Van)

BANK OF THE WEST, as a Lender
By:	/s/ Emily Stagliano
Name:	Emily Stagliano
Its Authorized Signatory

Signature page to Amendment No. 10 to Amended and Restated Credit Agreement (Pac-Van)

Guarantor Acknowledgment
This Guarantor Acknowledgment refers to, and is attached to, an Amendment No. 10 to Amended and Restated Credit Agreement dated as of September 9, 2020, among PacVan, Inc., an Indiana corporation (“PacVan”), Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”), GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”), Southern Frac, LLC, a Texas limited liability company (“Southern Frac” and, together with PacVan, Lone Star, and GFNRC, each a “Borrower”), the Lenders identified on the signature pages thereof as Lenders, and Wells Fargo Bank, National Association, a national banking association, as agent for the Lenders (the “Amendment”). Defined terms used but not defined in this Guarantor Acknowledgment are as defined in the Amendment.
Each of the undersigned, in its capacity as a Guarantor, hereby does the following: (1) consents to the Amendment; (2) acknowledges that the Amendment does not in any way modify, limit, or release any of its obligations under the Guaranty and Security Agreement to which it is a party; (3) ratifies and confirms its obligations under the Guaranty and Security Agreement to which it is a party and acknowledges that those obligations continue in full force and effect; and (4) acknowledges that its consent to any other modification to any Loan Document will not be required as a result of the consent set forth in this Guarantor Acknowledgment having been obtained, except to the extent, if any, required by the specific terms of that Loan Document.
Dated as of the date of the Amendment.

PV ACQUISITION CORP. an Alberta corporation		gfn MANUFACTURING CORPORATION, a Delaware corporation
By:	/s/ Christopher A. Wilson	By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson	Name:	Christopher A. Wilson
Title:	Secretary	Title:	Secretary

Guarantor Acknowledgment to
Amendment No. 10 to Amended and Restated Credit Agreement (Pac-Van)